Exhibit 99.1

             Moog Reports 10% Increase in Third Quarter Earnings



    EAST AURORA, N.Y., July 30 /PRNewswire-FirstCall/ -- Moog Inc.

(NYSE: MOG.A and MOG.B) announced today a profit of $10.8 million for its third quarter ended June 30, 2003, up 10% from $9.8 million a year ago.  On a per share basis, earnings were $.70 for the quarter, up 9% from $.64 a year ago.

    Sales for the quarter of $193 million were up 9% from $177 million in last year's third quarter.  Strong sales in military aircraft and improved performance in the Industrial segment overcame the continued weakness in commercial aircraft and in the Space and Missiles segment.

    Within the Aircraft segment, the Company experienced dramatic revenue growth on the F-35 Joint Strike Fighter development program, which more than offset reduced revenues on commercial aircraft.  Taken together, Moog's military and commercial airplane sales increased by $18 million to a total of

$104 million.  Margins for the Aircraft segment continued their strong performance.

    Moog's Space segment reported sales of $20 million, a significant decrease from the prior year's total of $26 million reflecting reduced activity on commercial satellites, NASA space vehicles, and tactical missiles.  Margins in the Space business declined sharply due to decreased sales.

    Moog's Industrial sales of $69 million were up $4 million due to gains in nearly every product line except turbines. Margins in Moog's Industrial business continued to improve as a result of increased sales and ongoing cost initiatives.

    For the nine months of fiscal '03, Moog's sales of $563 million were up 6%

compared with last year.  Net earnings were $30.9 million or $2.00 per share,

an increase of 9% compared with last year.

    Backlog of $370 million was the same as a year ago.  Strong growth in military aircraft backlog more than offset the decline in Moog's commercial aircraft and space businesses.

    The company has prepared a forecast for fiscal year 2004 that projects a range of outcomes depending on currency exchange rates and margin performance.

It projects sales ranging from $780 to $800 million.  With operating margins expected to be relatively stable on higher sales, and the benefit of lower interest costs associated with the May 2003 debt restructuring, net earnings are projected to be between $47 and $50 million.  Earnings per share are forecasted to be between $3.05 and $3.25, compared with a forecast of $2.75 for the current fiscal year '03.

    "Our military aircraft business continued to drive revenues in the third quarter, primarily due to increased work on the F-35 Joint Strike Fighter and the V-22 Tiltrotor," said R. T. Brady, Chairman and CEO.  "We're also getting some uplift from our Industrial segment where we had significant real growth

in most of our product lines.    We're expecting this pattern to continue

through the fourth quarter of '03, and we're optimistic that EPS in '04 will show double digit growth."

    Moog Inc. is a worldwide manufacturer of precision control components and systems.  Moog's high-performance actuation products control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles and automated industrial machinery.



    Cautionary Statement

    This news release (the foregoing remarks) contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as "may," "will," "should," "believes," "expects,"

"expected," "intends," "plans," "projects," "estimates," "predicts,"

"potential," "outlook," "forecast," "anticipates," "presume" and "assume," are forward-looking statements.  Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors,

risks and uncertainties include (i) fluctuations in general business cycles and demand for capital goods, (ii) the Company's dependence on government contracts that may not be fully funded or may be terminated, (iii) the

Company's dependence on certain major customers, such as The Boeing Company,

for a significant percentage of its sales, (iv) the Company's dependence on the commercial aircraft industry which is highly cyclical and sensitive to fuel price increases, labor disputes, and economic conditions, (v) the possibility that advances in technology could reduce the demand for certain of the Company's products, specifically hydraulic-based motion controls, (vi) the use of electronic auctions by customers to award business, (vii) intense competition on the Company's business which may require the Company to compete by lowering prices or by offering more favorable terms of sale, (viii) the

Company's significant indebtedness which could limit its operational and financial flexibility, (ix) higher pension costs and increased cash funding requirements which could occur in future years if future actual plan results differ from assumptions used for the Company's Defined Benefit Pension Plans,

including returns on plan assets and interest rates, (x) a write-off of all or part of the Company's goodwill which could adversely affect the Company's operating results and net worth and cause it to violate covenants in its bank agreements, (xi) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event the Company does not comply with regulations relating to defense industry contracting, (xii)

the potential for cost overruns on development jobs and fixed-price contracts and the risk that actual results may differ from estimates used in contract accounting, (xiii) the Company's ability to successfully identify and consummate acquisitions and integrate the acquired businesses, (xiv) the possibility of a catastrophic loss of one or more of the Company's manufacturing facilities, (xv) the impact of product liability claims related to the Company's products used in applications where failure can result in significant property damage, injury or death, (xvi) foreign currency fluctuations in those countries in which the Company does business and other risks associated with international operations, and (xvii) the cost of compliance with environmental laws.  The factors identified above are not exhaustive.  New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein.  Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results.  The Company disclaims any obligation to update the forward-looking statements made herein.

Additional information about the Company's quarter ended June 30, 2003 can be found on its website, including a text of its prepared conference call remarks.





                                  MOOG INC.

                     CONSOLIDATED STATEMENTS OF EARNINGS

                (dollars in thousands, except per share data)



                            Three Months Ended         Nine Months Ended

                           June 30,     June 30,     June 30,     June 30,

                             2003         2002         2003         2002



    Net sales             $192,924     $177,335     $562,655     $533,118

    Cost of sales          131,247      118,956      387,426      361,649

    Gross profit            61,677       58,379      175,229      171,469



    Research and

     development             7,763        8,716       23,060       24,730

    Selling, general

     and administrative     34,831       29,976       94,711       88,406

    Interest                 3,519        6,306       14,302       19,980

    Other expense, net         810          582          612          169

                            46,923       45,580      132,685      133,285



    Earnings before income

     taxes                  14,754       12,799       42,544       38,184



    Income taxes             3,983        2,968       11,691       10,838



    Net earnings           $10,771       $9,831      $30,853      $27,346



    Net earnings per share

       Basic                 $0.71        $0.65        $2.03        $1.86

       Diluted               $0.70        $0.64        $2.00        $1.83



    Average common shares

     outstanding

       Basic            15,205,711   15,085,836   15,179,768   14,708,368

       Diluted          15,444,827   15,380,518   15,395,778   14,920,440





                                  MOOG INC.

                   CONSOLIDATED SALES AND OPERATING PROFIT

                            (dollars in thousands)



                             Three Months Ended         Nine Months Ended

                            June 30,     June 30,     June 30,     June 30,

                              2003         2002         2003         2002

    Net Sales

      Aircraft Controls     $103,644      $86,012     $295,819     $262,277

      Space Controls          19,959       26,054       64,672       84,397

      Industrial Controls     69,321       65,269      202,164      186,444

    Net Sales               $192,924     $177,335     $562,655     $533,118



    Operating Profit

      Aircraft Controls      $17,474      $17,542      $52,439      $46,295

      Space Controls              35        2,732        1,277       11,000

      Industrial Controls      4,669        2,157       12,621       10,278

    Total Operating Profit   $22,178      $22,431      $66,337      $67,573



    Margin %

      Aircraft Controls        16.9%        20.4%        17.7%        17.7%

      Space Controls            0.2%        10.5%         2.0%        13.0%

      Industrial Controls       6.7%         3.3%         6.2%         5.5%

    Total Margin %             11.5%        12.6%        11.8%        12.7%





                                  MOOG INC.

                         CONSOLIDATED BALANCE SHEETS

                            (dollars in thousands)



                                                     June 30,    September 28,

                                                       2003           2002



    Cash                                              $21,709        $15,952

    Receivables                                       244,362        239,636

    Inventories                                       169,662        162,391

    Other current assets                               43,699         39,520

        Total current assets                          479,432        457,499

    Property, plant and equipment                     207,795        202,654

    Goodwill                                          194,679        192,855

    Other non-current assets                           34,321         32,539

        Total assets                                 $916,227       $885,547



    Notes payable                                     $10,897        $14,067

    Current installments of long-term debt             15,794         17,110

    Contract loss reserves                             15,822         13,939

    Other current liabilities                         158,030        140,485

        Total current liabilities                     200,543        185,601

    Long-term debt                                    267,655        285,286

    Other long-term liabilities                       105,918        114,654

        Total liabilities                             574,116        585,541

    Shareholders' equity                              342,111        300,006

        Total liabilities and shareholders' equity   $916,227      $ 885,547



SOURCE  Moog Inc.

    -0-                             07/30/2003

    /CONTACT:  Susan Johnson of Moog Inc., +1-716-687-4225/

    (MOGA MOGB)



CO:  Moog Inc.

ST:  New York

IN:  ARO MAC

SU:  ERN